Exhibit 99.2

FIRST CITIZENS BANCSHARES, INC. ATTN: CORPORATE SECRETARY 4300 SIX FORKS ROAD (FCC22) RALEIGH, NC 27609	VOTING BY PROXY

Read our joint proxy statement/prospectus before you vote by proxy. Then, to ensure that the shares are represented at the Special Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following three ways:

To Vote by Mail
Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-prepaid envelope has been provided for your convenience.
To Vote by Internet

Go to the Internet website www.proxyvote.com. Have your proxy card in hand when you access the website. When you are prompted for the “control number,” enter the 12-digit number printed in the box below, and then follow the instructions provided to create an electronic voting instruction form. You may vote by Internet only until 11:59 p.m. Eastern Time on September 15, 2014, which is the day before the Special Meeting date.

To Vote by Phone - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 15, 2014, which is the day before the Special Meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote by Internet or telephone, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76834-TBD	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST CITIZENS BANCSHARES, INC.

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 1.		For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated June 10, 2014, by and between First Citizens BancShares, Inc. (“North”), and First Citizens Bancorporation, Inc. (“South”), as amended July 29, 2014.	☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2.		For	Against	Abstain

2.	Proposal to adopt an amendment to North’s Restated Certificate of Incorporation to increase the authorized number of shares of Class A common stock from 11,000,000 to 16,000,000.	☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 3.		For	Against	Abstain

3.	Proposal to approve the issuance of up to 2,605,004 shares of North Class A common stock and up to 273,526 shares of North Class B common stock to South shareholders in the merger.	☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 4.		For	Against	Abstain

4.	Proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposals 1, 2 or 3.	☐	☐	☐

5.	On any other matters properly presented for action by stockholders at the Special Meeting, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M76835-TBD

FIRST CITIZENS BANCSHARES, INC.

Special Meeting of Stockholders

September 16, 2014 - 10:00 AM

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints H. Lee Durham, Jr., Lucius S. Jones and Robert T. Newcomb (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class A Common Stock and/or Class B Common Stock of First Citizens BancShares, Inc. (“North”) held of record by the undersigned on August 1, 2014, at the Special Meeting of North’s stockholders (the “Special Meeting”) to be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina at 10:00 a.m. Eastern Time on September 16, 2014, and at any postponements or adjournments of the Special Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given, the Proxies may vote those shares “FOR” Proposals 1, 2, 3 and 4. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with North’s proxy tabulator or Corporate Secretary a written instrument revoking it, submitting another valid proxy card bearing a later date, before 11:59 p.m. Eastern Time on September 15, 2014, logging onto the Internet website or calling the telephone number specified on the reverse of this card and following the instructions, or by attending the Special Meeting and voting in person.